UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2018

AMERICAN HOMES 4 RENT

AMERICAN HOMES 4 RENT, L.P.

(Exact name of registrant as specified in its charter)

Maryland (American Homes 4 Rent) Delaware (American Homes 4 Rent, L.P.)	001-36013 333-221878-02	46-1229660 80-0860173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30601 Agoura Road, Suite 200 Agoura Hills, California		91301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 413-5300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On January 31, 2018, American Homes 4 Rent, L.P. (the “Operating Partnership”), the operating partnership of American Homes 4 Rent (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (the “Underwriters”), and American Residential Properties OP, L.P. (the “Subsidiary Guarantor”), a wholly-owned subsidiary of the Operating Partnership, as guarantor, pursuant to which the Operating Partnership agreed to issue and sell $500,000,000 aggregate principal amount of the Issuer’s 4.250% Senior Notes due 2028 (the “Notes”). Interest on the Notes is payable semi-annually on February 15 and August 15 of each year, commencing August 15, 2018. The Notes will mature on February 15, 2028. The Notes will be initially guaranteed by the Subsidiary Guarantor, but such guarantee will be automatically released at the time the Subsidiary Guarantor no longer guarantees the revolving credit facility of the Operating Partnership. The Operating Partnership estimates that the net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Operating Partnership, will be approximately $492.935 million. The offering is expected to close on February 7, 2018 subject to customary closing conditions.

The offering was made pursuant to an automatic shelf registration statement filed with the Securities and Exchange Commission on December 1, 2017 (File No. 333-221878), a base prospectus, dated December 1, 2017, included as part of the registration statement, and a prospectus supplement, dated January 31, 2018, filed by the Operating Partnership with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

The Operating Partnership intends to use the net proceeds from this offering for general corporate purposes, including, without limitation, acquisitions of additional properties, the repayment of outstanding indebtedness, capital expenditures, the expansion, redevelopment and/or improvement of properties in the Operating Partnership’s portfolio, working capital and other general purposes, including repurchases of securities.

The Operating Partnership and the Subsidiary Guarantor made certain customary representations, warranties and covenants concerning the Company, the Operating Partnership, the Subsidiary Guarantor and the registration statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect of those liabilities.

A copy of the Underwriting Agreement is attached to this report as Exhibit 1.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 1.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 31, 2018, by and among the American Homes 4 Rent, L.P., American Residential Properties OP, L.P. and J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Underwriters named therein.

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Notes and the related guarantee.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2018		AMERICAN HOMES 4 RENT

	By:	/s/ Stephanie Heim
Stephanie Heim
Executive Vice President – Counsel

Date: February 1, 2018		AMERICAN HOMES 4 RENT, L.P.

	By:	American Homes 4 Rent, its general partner

	By:	/s/ Stephanie Heim
Stephanie Heim
Executive Vice President – Counsel